Exhibit 99.1

Mesa Labs Reports Second Quarter Results for FY21

Lakewood, Colorado, November 5, 2020 – Mesa Laboratories, Inc. (NASDAQ:MLAB) today announced results for the second quarter (“2Q21”) and six months ended September 30, 2020.

Financial highlights for the quarter and six months ended September 30, 2020 as compared to last year:

●	Revenues increased 25% and 19%, respectively
●	Operating income decreased 5% and 21%, respectively
●	Non-GAAP adjusted operating income excluding unusual items[1] increased 41% and 21%, respectively

Financial Results (amounts in thousands, except per share data)

In comparison to the same quarter in the prior year, 2Q21 revenues increased 25% to $31,860, operating income decreased 5% to $4,470 and net income was $2,679, a decrease of 16% or $0.51 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for 2Q21 was impacted by unusual items totaling $628.

For the six months ended September 30, 2020, in comparison to the prior year, revenues increased 19% to $61,801, operating income decreased 21% to $8,040, and net income decreased 50% to $3,896 or $0.79 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for the six months ended September 30, 2020 was impacted by unusual items totaling $264.

Total revenues, excluding the Cold Chain Packaging division (which we exited during 3Q20), increased 29% for 2Q21 while organic revenues declined 8% as compared to the prior year. Total revenues also increased 6% sequentially vs 1Q21. Total revenues, excluding the Cold Chain Packaging division increased 25% for the six months ended September 30, 2020 while organic revenues declined 6% period over period.

On a non-GAAP basis, in comparison to the same quarter in the prior year, 2Q21 adjusted operating income (“AOI”) increased 33% to $9,990 or $1.91 per diluted share of common stock. In comparison to the same period in the prior year, AOI for the six months ended September 30, 2020 increased 17% to $18,182 or $3.67 per diluted share of common stock. As detailed in the Unusual Items table below, AOI for 2Q21 and the six months ended September 30, 2020 was impacted by unusual items totaling $628 and $608, respectively. Excluding Unusual Items, AOI would have increased 41% to $10,618 for 2Q21 and 21% to $18,790 for the six months ended September 30, 2020, primarily due to the strong performance from the Biopharmaceutical Development division. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

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Sterilization and Disinfection Control (36% of revenues in 2Q21) growth slowed in the quarter with total and organic revenues growth declining 4% vs the same period in the prior year and decreasing 12% sequentially vs 1Q21. While this division benefited in 1Q21 from fulfilling temporary advanced orders placed in 4Q20, 2Q21 was negatively impacted by decreased orders as advanced ordering began to reverse. 2Q21 was negatively impacted further as sales to distributors that service COVID-19 impacted, high growth economies outside of North America and Europe declined, along with the loss of certain hospital-oriented OEM customers that began to diversify their supply chains. Despite the topline contraction, gross profit percentage increased 380 bps in the quarter to 76% based on positive mix and solid cost controls. Year to date, organic revenues growth remains positive at 2% and gross profit percentage improved 510 bps, also driven by positive mix and cost control measures.

●

Biopharmaceutical Development (29% of revenues in 2Q21) revenues and gross profit percentage were quite strong in 2Q21 totaling $9,131 of revenues, a 53% sequential increase vs 1Q21. Gross profit percentage for the quarter was strong at 68%. Biopharmaceutical labs continued to reopen in the quarter releasing some pent-up demand that normally would have occurred in the previous quarter. Full reopening is still incomplete with an estimated 35%-45% of labs only partially open. We believe that additional progress toward full reopening of labs would greatly enhance our ability to grow this division organically.

●

Instruments (24% of revenues in 2Q21) continued to suffer from macroeconomic conditions in the quarter with organic revenues decreasing 16%, only slightly better than 1Q21’s 20% contraction. Despite lower than desired volumes, we were able to expand gross profit percentage by 220 bps in the quarter due to product mix and cost control efforts. The 2Q20 performance brought year to date organic revenues contraction to 18% and a gross profit percentage decrease of 30 bps from volume, partially offset by effective cost controls.

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Continuous Monitoring (11% of revenues in 2Q21) progressed well in the quarter with an organic and total revenues increase of 1%, which was a 12% increase versus 1Q21. Volume growth and better discounting controls resulted in gross profit percentage expanding by 380 bps quarter over quarter. Year to date, organic and total revenues contracted 1% but gross profit margin percentage increased 90 bps vs the same period in the prior year. In the quarter, customers continued to slowly become more receptive to service and installation visits.

Executive Commentary

“The second quarter continued to demonstrate our dedication to our essential customers and to the safety and well-being of the Mesa team. Innovative ways of collaborating with customers and the flexibility of our team enabled us to capture new opportunities and drive our long-term strategy while increasing our efficiency,” said Gary Owens, Chief Executive Officer of Mesa Labs.

“Financially, total revenues, excluding the Cold Chain Packaging Division, grew 29% in 2Q21 vs. 2Q20 and 6% sequentially vs 1Q21, while organic revenues contracted by 8% in the quarter as compared to prior year. The quarterly results benefited from strong sequential growth in our Biopharmaceutical Development and Continuous Monitoring divisions along with prudent cost containment measures which offset sequential contraction in our Sterilization and Disinfection Controls and Instruments divisions. Total company gross profit percentage, excluding the Cold Chain Packaging Division expanded by 360 bps year over year based primarily on solid cost controls and favorable mix. Adjusted operating income excluding unusual items increased 41% in 2Q21 year over year led by a significant contribution from the acquisition of Gyros Protein Technologies and cost controls across the company,” added Mr. Owens.

“While we remain hopeful that macroeconomic improvement and broader opening in our healthcare and biopharmaceutical verticals will continue and enable us to see topline improvement in the second half of our fiscal year, the recovery remains fragile from our point of view. We are fortunate to remain strong financially with high operating cash flows and over $240 million of cash on the balance sheet and remain ready to invest in both organic and inorganic growth opportunities,” concluded Mr. Owens.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth in the table below, along with additional information regarding their use.

Financial Summary (Unaudited except for the information as of March 31, 2020)

Consolidated Condensed Statements of Operations

(Amounts in thousands, except per share data)	Three Month Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenues	$31,860	$25,536	$61,801	$51,824
Cost of revenues	10,575	9,950	20,176	20,034
Gross profit	21,285	15,586	41,625	31,790
Operating expenses	16,815	10,892	33,585	21,639
Operating income	4,470	4,694	8,040	10,151
Nonoperating expense, net	2,086	920	4,902	952
Earnings before income taxes	2,384	3,774	3,138	9,199
Income tax (benefit) expense	(295)	602	(758)	1,365
Net income	$2,679	$3,172	$3,896	$7,834

Earnings per share (basic)	$0.52	$0.76	$0.81	$1.94
Earnings per share (diluted)	0.51	0.73	0.79	1.86

Weighted average common shares outstanding:
Basic	5,110	4,155	4,821	4,029
Diluted	5,241	4,321	4,958	4,205

Consolidated Condensed Balance Sheets

(Amounts in thousands)	September 30, 2020	March 31, 2020
Cash and cash equivalents	$241,924	$81,380
Other current assets	38,201	41,412
Total current assets	280,125	122,792
Property, plant and equipment, net	22,309	22,066
Other assets	286,498	275,348
Total assets	$588,932	$420,206

Liabilities	$196,520	$200,193
Stockholders’ equity	392,412	220,013
Total liabilities and stockholders’ equity	$588,932	$420,206

Reconciliation of Non-GAAP Measures
(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Operating income (GAAP)	$4,470	$4,694	$8,040	$10,151
Amortization of intangible assets	3,512	1,658	6,866	3,330
Stock-based compensation expense	2,008	1,182	3,276	2,050
Adjusted operating income (non-GAAP)	$9,990	$7,534	$18,182	$15,531

Adjusted operating income per share (basic)	$1.95	$1.81	$3.77	$3.85
Adjusted operating income per share (diluted)	1.91	1.74	3.67	3.69

Weighted average common shares outstanding:
Basic	5,110	4,155	4,821	4,029
Diluted	5,241	4,321	4,958	4,205

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income have been impacted by various unusual items during the three months and six months ended September 30, 2020. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Operating income (GAAP)	$4,470	$4,694	$8,040	$10,151

Unusual items – before tax
GPT integration costs	$628	$--	$1,044	$--
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	--	--	(436)	--
Non-cash true up of cost of revenues related to adjustment of the value of intangible assets related to purchase accounting	--	--	178	--
Non-cash true up of administrative expenses related to adjustment of the value of intangible assets related to purchase accounting	--	--	(522)	--
Total Impact of unusual items on operating income – before tax	628	--	264	--

Operating income excluding unusual items	$5,098	$4,694	$8,304	$10,151

Impact of unusual items on adjusted operating income	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Adjusted operating income (non-GAAP)	$9,990	$7,534	$18,182	$15,531

Unusual items – before tax
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	$--	$--	$(436)	$--
GPT integration costs	628	--	1,044	--
Total impact of unusual items on adjusted operating income – before tax	628	--	608	--

Adjusted operating income excluding unusual items	$10,618	$7,534	$18,790	$15,531

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. We believe that excluding these non-cash expenses provides the ability to better understand the operations of Mesa Labs.

We provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts and non-GAAP adjusted operating income excluding unusual items in order to provide meaningful supplemental information regarding our operational performance. Our management uses non-GAAP measures to evaluate the performance of our business and to compensate employees. This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both non-GAAP and GAAP results.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of income. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and the myriad of its effects on our business including related decreases in customer demand and spending; our ability to successfully grow our business, including as a result of acquisitions; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; inability to consummate acquisitions at our historical rate and at appropriate prices, and to effectively integrate acquired businesses; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; and foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa Labs intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “seek,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2020 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

About Mesa Laboratories, Inc.

Mesa Labs is a global leader in the design and manufacturing of critical quality control solutions for the pharmaceutical, healthcare, medical device, industrial safety, environmental, and food and beverage industries. Mesa offers products and services through four divisions (Sterilization and Disinfection Control, Biopharmaceutical Development, Instruments and Continuous Monitoring) to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa Labs, please visit its website at www.mesalabs.com

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000